UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2005

ALLIANCE LAUNDRY SYSTEMS LLC

ALLIANCE LAUNDRY CORPORATION

ALLIANCE LAUNDRY HOLDINGS LLC

(Exact name of registrant as specified in its charter)

DELAWARE	333-56857	39-1927923
DELAWARE	333-56857-01	39-1928505
DELAWARE	333-56857-02	52-2055893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Shepard Street, P.O. Box 990

RIPON, WISCONSIN 54971-0990

(Address of Principal executive offices, including Zip Code)

(920) 748-3121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 21, 2005, the Board of Directors (the “Board”) of ALH Holding Inc. (“ALH”) appointed Charles J. Philippin to serve as a member of the Board effective May 1, 2005, thereby filling the vacancy that was created by an increase in the number of the members of the Board from three to four. Mr. Philippin replaced Lee L. Sienna as the chair of the Audit Committee of the Board.

Alliance Laundry Systems LLC (“Alliance Laundry”) is wholly-owned by Alliance Laundry Holdings LLC (“Holdings”) and Holdings is wholly-owned by ALH. As limited liability companies, neither Alliance Laundry nor Holdings has a board of directors and neither entity has a board of managers. The ultimate function of a board of directors for both Alliance Laundry and Holdings is fulfilled by the Board of ALH.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANCE LAUNDRY SYSTEMS LLC
(Registrant)

/s/ Thomas F. L’Esperance
Date: April 26, 2005	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President & Chief Financial Officer

ALLIANCE LAUNDRY CORPORATION
(Registrant)

/s/ Lee L. Sienna
Date: April 26, 2005	Name:	Lee L. Sienna
	Title:	President

ALLIANCE LAUNDRY HOLDINGS LLC
(Registrant)

/s/ Thomas F. L’Esperance
Date: April 26, 2005	Name:	Thomas F. L’Esperance
	Title:	Chief Executive Officer & President

/s/ Bruce P. Rounds
	Name:	Bruce P. Rounds
	Title:	Vice President & Chief Financial Officer

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